                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------
                     THE READER'S DIGEST ASSOCIATION, INC.,

                                    AS ISSUER

                          6 1/2% SENIOR NOTES DUE 2011

                                 ---------------

                                    INDENTURE

                            DATED AS OF MARCH 3, 2004

                                 ---------------

                              JPMORGAN CHASE BANK,

                                   AS TRUSTEE

--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

Trust Indenture Act Section                                                              Indenture Section
---------------------------                                                              -----------------
      310(a)(1)......................................................................                  7.10
         (a)(2)......................................................................                  7.10
         (a)(3)......................................................................                  N.A.
         (a)(4)......................................................................                  N.A.
         (a)(5)......................................................................                  7.10
         (b).........................................................................        7.3, 7.8, 7.10
         (c).........................................................................                  N.A.
      311(a).........................................................................                  7.11
         (b).........................................................................                  7.11
         (c).........................................................................                  N.A.
      312(a).........................................................................                   2.5
         (b).........................................................................                  12.3
         (c).........................................................................                  12.3
      313(a).........................................................................                   7.6
         (b)(1)......................................................................                  N.A.
         (b)(2)......................................................................                   7.6
         (c).........................................................................             7.6, 12.2
      314(a).........................................................................                  N.A.
         (b).........................................................................                  N.A.
         (c)(1)......................................................................                  12.4
         (c)(2)......................................................................                  12.4
         (c)(3)......................................................................                  12.4
         (d).........................................................................                  N.A.
         (e).........................................................................                  12.5
         (f).........................................................................                  N.A.
      315(a).........................................................................                   7.2
         (b).........................................................................             7.5, 12.2
         (c).........................................................................                   7.1
         (d).........................................................................                   7.1
         (e).........................................................................                  6.12
      316(a)(last sentence)..........................................................                   2.9
         (a)(1)(A)...................................................................                   6.5
         (a)(1)(B)...................................................................                   6.4
         (a)(2)......................................................................                  N.A.
         (b).........................................................................                   6.7
         (c).........................................................................                  N.A.
      317(a)(1)......................................................................                   6.8
         (a)(2)......................................................................                  6.10
         (b).........................................................................                   2.4
      318(a).........................................................................                  12.1
         (b).........................................................................                  N.A.
         (c).........................................................................                  12.1
N.A. MEANS NOT APPLICABLE.

                                TABLE OF CONTENTS

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                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      Definitions.......................................................................      1
Section 1.2.      Other Definitions.................................................................     18
Section 1.3.      Incorporation by Reference of Trust Indenture Act.................................     19
Section 1.4.      Rules of Construction.............................................................     19
Section 1.5.      Acts of Holders...................................................................     20

                                   ARTICLE II

                                    THE NOTES

Section 2.1.      Form and Dating...................................................................     20
Section 2.2.      Execution, Authentication and Denomination; Additional Notes; Exchange Notes......     21
Section 2.3.      Registrar and Paying Agent........................................................     22
Section 2.4.      Paying Agent To Hold Assets in Trust..............................................     22
Section 2.5.      Holder Lists......................................................................     23
Section 2.6.      Transfer and Exchange.............................................................     23
Section 2.7.      Replacement Notes.................................................................     23
Section 2.8.      Outstanding Notes.................................................................     24
Section 2.9.      Treasury Notes....................................................................     24
Section 2.10.     Temporary Notes...................................................................     24
Section 2.11.     Cancellation......................................................................     24
Section 2.12.     Defaulted Interest................................................................     25
Section 2.13.     CUSIP and ISIN Numbers............................................................     25
Section 2.14.     Deposit of Moneys.................................................................     25
Section 2.15.     Book-Entry Provisions for Global Notes............................................     25
Section 2.16.     Special Transfer and Exchange Provisions..........................................     26

                                   ARTICLE III

                            REDEMPTION AND REPURCHASE

Section 3.1.      Notices to Trustee................................................................     29
Section 3.2.      Selection of Notes................................................................     30
Section 3.3.      Notice of Optional or Special Redemption..........................................     30
Section 3.4.      Effect of Notice of Redemption....................................................     31
Section 3.5.      Deposit of Redemption Price or Purchase Price.....................................     31
Section 3.6.      Notes Redeemed or Repurchased in Part.............................................     32
Section 3.7.      Optional Redemption...............................................................     32
Section 3.8.      Special Redemption................................................................     32
Section 3.9.      Repurchase upon Change of Control Offer...........................................     32
Section 3.10.     Repurchase upon Application of Excess Proceeds....................................     34

                                      -i-

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                                   ARTICLE IV

                                    COVENANTS

Section 4.1.      Payment of Principal and Interest.................................................     35
Section 4.2.      Maintenance of Office or Agency...................................................     36
Section 4.3.      Reports...........................................................................     36
Section 4.4.      Compliance Certificate............................................................     37
Section 4.5.      Taxes.............................................................................     37
Section 4.6.      Stay, Extension and Usury Laws....................................................     37
Section 4.7.      Limitation on Restricted Payments.................................................     38
Section 4.8.      Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                      Subsidiaries..................................................................     39
Section 4.9.      Limitation on Incurrence of Additional Indebtedness...............................     40
Section 4.10.     Limitation on Asset Sales.........................................................     41
Section 4.11.     Limitations on Transactions with Affiliates.......................................     42
Section 4.12.     Limitation on Liens...............................................................     43
Section 4.13.     Continued Existence...............................................................     44
Section 4.14.     Offer To Repurchase upon Change of Control........................................     44
Section 4.15.     Limitations on Issuances of Guarantees of Indebtedness............................     44
Section 4.16.     Effectiveness of Covenants........................................................     45
Section 4.17.     Payments for Consent..............................................................     46

                                    ARTICLE V

                                   SUCCESSORS

Section 5.1.      Merger, Consolidation and or Sale of Assets.......................................     46
Section 5.2.      Successor Corporation Substituted.................................................     47

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.1.      Events of Default.................................................................     47
Section 6.2.      Acceleration......................................................................     49
Section 6.3.      Other Remedies....................................................................     49
Section 6.4.      Waiver of Past Defaults...........................................................     50
Section 6.5.      Control by Majority...............................................................     50
Section 6.6.      Limitation on Suits...............................................................     50
Section 6.7.      Rights of Holders of Notes To Receive Payment.....................................     50
Section 6.8.      Collection Suit by Trustee........................................................     51
Section 6.9.      Trustee May File Proofs of Claim..................................................     51
Section 6.10.     Priorities........................................................................     51
Section 6.11.     Undertaking for Costs.............................................................     52

                                   ARTICLE VII

                                     TRUSTEE

Section 7.1.      Duties of Trustee.................................................................     52

                                      -ii-

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Section 7.2.      Rights of Trustee.................................................................     53
Section 7.3.      Individual Rights of Trustee......................................................     54
Section 7.4.      Trustee's Disclaimer..............................................................     54
Section 7.5.      Notice of Defaults................................................................     54
Section 7.6.      Reports by Trustee to Holder of the Notes.........................................     55
Section 7.7.      Compensation, Reimbursement and Indemnity.........................................     55
Section 7.8.      Replacement of Trustee............................................................     56
Section 7.9.      Successor Trustee by Merger, Etc..................................................     57
Section 7.10.     Eligibility; Disqualification.....................................................     57
Section 7.11.     Preferential Collection of Claims Against Issuer..................................     57

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.      Option To Effect Legal Defeasance or Covenant Defeasance..........................     57
Section 8.2.      Legal Defeasance..................................................................     57
Section 8.3.      Covenant Defeasance...............................................................     58
Section 8.4.      Conditions to Legal or Covenant Defeasance........................................     58
Section 8.5.      Deposited Money and U.S. Government Securities To Be Held in Trust; Other
                      Miscellaneous Provisions......................................................     60
Section 8.6.      Repayment to the Issuer...........................................................     60
Section 8.7.      Reinstatement.....................................................................     60

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.      Without Consent of Holders of Notes...............................................     61
Section 9.2.      With Consent of Holders of Notes..................................................     61
Section 9.3.      Compliance with Trust Indenture Act...............................................     62
Section 9.4.      Revocation and Effect of Consents.................................................     62
Section 9.5.      Notation on or Exchange of Notes..................................................     63
Section 9.6.      Trustee To Sign Amendment, Etc....................................................     63

                                    ARTICLE X

                                    GUARANTEE

Section 10.1.     Unconditional Guarantee...........................................................     63
Section 10.2.     Severability......................................................................     64
Section 10.3.     Limitation of Guarantor's Liability...............................................     64
Section 10.4.     Release of Guarantor..............................................................     64
Section 10.5.     Contribution......................................................................     65
Section 10.6.     Waiver of Subrogation.............................................................     65
Section 10.7.     Execution of Guarantee............................................................     65
Section 10.8.     Waiver of Stay, Extension or Usury Laws...........................................     66

                                     -iii-

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                                   ARTICLE XI

                           SATISFACTION AND DISCHARGE

Section 11.1.     Satisfaction and Discharge........................................................     66
Section 11.2.     Application of Trust..............................................................     67

                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.1.     Trust Indenture Act Controls......................................................     67
Section 12.2.     Notices...........................................................................     67
Section 12.3.     Communication by Holders of Notes with Other Holders of Notes.....................     68
Section 12.4.     Certificate and Opinion as to Conditions Precedent................................     68
Section 12.5.     Statements Required in Certificate or Opinion.....................................     68
Section 12.6.     Rules by Trustee and Agents.......................................................     69
Section 12.7.     No Personal Liability of Directors, Managers, Officers, Employees, Members and
                      Stockholders..................................................................     69
Section 12.8.     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial...................     69
Section 12.9.     No Adverse Interpretation of Other Agreements.....................................     70
Section 12.10.    Successors........................................................................     70
Section 12.11.    Severability......................................................................     70
Section 12.12.    Counterpart Originals.............................................................     70
Section 12.13.    Table of Contents, Headings, Etc..................................................     70
Section 12.14.    Qualification of Indenture........................................................     70

                                    EXHIBITS

Exhibit A     -     Form of Note
Exhibit B     -     Form of Legends
Exhibit C     -     Form of Certificate To Be Delivered in Connection with
                    Transfers to Non-QIB Institutional Accredited Investors
Exhibit D     -     Form of Certificate To Be Delivered in Connection with
                    Transfers Pursuant to Regulation S
Exhibit E     -     Form of Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                                    INDENTURE

                  INDENTURE dated as of March 3, 2004 between The Reader's Digest Association, Inc., a Delaware corporation (the "Issuer"), and JPMorgan Chase Bank, a New York banking corporation, as trustee (the "Trustee").

                  The Issuer has duly authorized the creation of an issue of 6 1/2% Senior Notes due 2011 and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid and binding obligations of the Issuer and to make this Indenture a valid and binding agreement of the Issuer has been done.

                            THIS INDENTURE WITNESSETH

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Issuer or at the time it merges or consolidates with or into the Issuer or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Issuer or such acquisition, merger or consolidation.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Asset Acquisition" means (1) an Investment by the Issuer or any Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Subsidiary of the Issuer or any Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Subsidiary of the Issuer, or (2) the acquisition by the Issuer or any Subsidiary of the Issuer of the assets of any Person (other than a Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; provided, however, that asset acquisitions shall not include a transaction or series of related transactions for which the Issuer or its Subsidiaries provides aggregate consideration of less than $1 million.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Issuer or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Issuer or a Wholly Owned Subsidiary of the Issuer of:

                  (1)      any Equity Interests of any Subsidiary of the Issuer;
         or

                  (2) any other property or assets of the Issuer or any Subsidiary of the Issuer other than in the ordinary course of business;

provided, however, that asset sales or other dispositions shall not include:

                  (a) a transaction or series of related transactions for which the Issuer or its Subsidiaries receive aggregate consideration of less than $1 million;

                  (b) dispositions for which the Issuer and its Subsidiaries receive aggregate consideration not exceeding $5 million in the aggregate during any fiscal year;

                  (c) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted under Article V;

                  (d) any Restricted Payment permitted by Section 4.7 or that constitutes a Permitted Investment;

                  (e) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (f) the sale of inventory, used or surplus equipment or disposals or replacements of obsolete or worn out equipment; and

                  (g) the issuance of directors', officers' or nominees' qualifying shares.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

                  "Capital Markets Indebtedness" mean any Indebtedness represented by a security (as defined under the Securities Act) issued pursuant to a public offering registered under the Securities Act or in offering exempt from registration pursuant to Rule 144A or Regulation S.

                  "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Equivalents" means:

                  (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
         (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                  (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

                  "Change of Control" means the occurrence of one or more of the following events:

                  (1) any person or group shall acquire "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act, as in effect as on the Issue Date) of Equity Interests representing 35% or more of the voting power represented by the issued and outstanding Equity Interests of the Issuer; or

                  (2)      during any period of 12 consecutive calendar months,
         (i) the directors (the "preceding directors") constituting the Issuer's Board of Directors at the beginning of such period and (ii) any new directors whose election by the Issuer's directors or whose nomination for election by the Issuer's stockholders was, in each case, approved by a majority of the Issuer's directors then in office who were either preceding directors or whose election or nomination for election was previously so approved, when all such directors are taken together, shall cease for any reason to constitute a majority of the Issuer's Board of Directors.

                  As used in this definition, "group" shall have the meaning given to such term in Rule 13d-5 of the Exchange Act as in effect on the Issue Date.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's com-mon stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Consolidated EBITDA" means, with respect to any Person for any period:

                  (1)      Consolidated Net Income for such period; plus

                  (2) to the extent not otherwise included in such Consolidated Net Income, the sum (without duplication) of:

                           (a) all income tax expense of such Person and its consolidated Subsidiaries for such period;

                           (b)      Consolidated Interest Expense for such
                  period;

                           (c)      depreciation and amortization for such
                  period;

                           (d) for any period including all or any part of the period from January 1, 2003 through June 30, 2003, and to the extent deducted in determining Consolidated Net Income for such period, (i) non-recurring, non-cash restructuring charges and (ii) cash restructuring charges not to exceed $40 million;

                           (e) for any period, including all or any part of the fiscal year of the Issuer ending on June 30, 2004, and to the extent deducted in determining the Consolidated Net Income for such period, (i) non-recurring, non-cash restructuring charges and (ii) cash restructuring charges not to exceed $10 million in the aggregate;

                           (f)      extraordinary losses;

                           (g) non-cash charges in respect of compensation paid to employees or members of the Board of Directors of the Issuer in the form of equity incentives (including but not limited to, stock options, restricted stock and deferred stock); and

                           (h)      the cumulative effect of changes in
                  accounting principles for such period; minus

                  (3) to the extent added in computing such Consolidated Net Income, the sum (without duplication) of:

                           (x)      consolidated interest income for such
                  period;

                           (y)      extraordinary gains for such period; and

                           (z)      the cumulative effect of changes in
                  accounting principles for such period.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the interest expense of such Person and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (and giving effect to any Interest Swap Obligations that have the effect of increasing or decreasing such interest expense), including:

                  (1) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP;

                  (2) the amortization of all fees (including fees with respect to interest rate protection agreements or other interest rate hedging agreements) payable in connection with the incurrence of indebtedness to the extent included in interest expense in accordance with GAAP; and

                  (3) the portion of any rents under Capitalized Lease Obligations allocable to interest expense paid, accrued and/or scheduled to be paid or accrued by such Person and its consolidated Subsidiaries during such period determined in accordance with GAAP.

                  "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of (a) the sum of (i) the aggregate outstanding consolidated Indebtedness of such Person and (ii) except to the extent included in the previous clause (i), the aggregate liquidation preference of any Preferred Stock of the Subsidiaries of such Person, in each case as of the Transaction Date on a consolidated basis in accordance with GAAP to (b) the Consolidated EBITDA of such Person during the Four-Quarter Period ending on or prior to the Transaction Date for which financial statements are available. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the asset sale or other disposition or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or net deficit) of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Equity Interests of such Person.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Agreement" means (1) the Amended and Restated Five Year Revolving Credit and Competitive Advance Facility Agreement, dated as of May 20, 2002, by and among the Issuer, as Borrower and Guarantor, the Borrowing Subsidiaries party thereto, the lenders party thereto from time to time and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent and (2) the Term Loan Agreement dated as of May 20, 2002, by and among the Issuer, as Borrower and Guarantor, the Borrowing Subsidiaries party thereto, the lenders party thereto from time to time and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, in each case together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Subsidiary of the Issuer against fluctuations in currency values.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Depository" means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

                  "Disqualified Equity Interest" means that portion of any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

                  "Equity Interest" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants or options or other rights to acquire any of the foregoing.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Notes" means Exchange Securities as defined in the Registration Rights Agreement.

                  "Exchange Offer" means the offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Notes bearing the Private Placement Legend for the Exchange Notes.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Issuer delivered to the Trustee.

                  "Four Quarter Period" means the last four full fiscal quarters of a Person, as applicable.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States as in effect from time to time.

                  "Guarantor" means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture and its successors and assigns; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of the Indenture.

                  "Holder" means a Person in whose name a Note is registered on the Registrar's books.

                  "Indebtedness" means, with respect to any Person, without duplication,

                  (1)      all obligations of such Person for borrowed money;

                  (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3)      all Capitalized Lease Obligations of such Person;

                  (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

                  (5) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                  (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

                  (7) all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

                  (8) all obligations under currency agreements and interest swap agreements of such Person;

                  (9) all Disqualified Equity Interests issued by such Person with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and

                  (10) all Preferred Stock issued by Subsidiaries of the Issuer;

provided, however, that Indebtedness of such Person shall not include:

                  (a)      trade payables;

                  (b) any obligations of such Person incurred in connection with letters of credit, letters of guaranty, banker's acceptances, bills of exchange and similar instruments obtained or created in the ordinary course of business to support or evidence obligations of such Person that do not constitute Indebtedness;

                  (c) endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business;

                  (d) customer deposits and advances and interest payable thereon in the ordinary course of business in accordance with customary trade terms and other obligations incurred in the ordinary course of business through credit on an open account basis customarily extended to such Person;

                  (e) any Indebtedness secured on a non-recourse basis by any assets of such Person to the extent that the outstanding balance thereof exceeds the fair market value of such assets;

                  (f) statutory or other legal requirements to make deposits in connection with sweepstakes or similar contests, or surety bonds posted pursuant to such requirements; and

                  (g) obligations under overdraft arrangements with banks outside the United States incurred in the ordinary course of business to cover working capital needs, but only to the extent that such overdrafts remain outstanding for not more than three Business Days and do not in the aggregate at any time exceed $5 million.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interests, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Issuer of such Disqualified Equity Interests.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Independent Financial Advisor" means a firm (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Issuer; and (2) which, in the judgment of the Board of Directors of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Purchaser" means J.P. Morgan Securities, Inc., ABN AMRO Incorporated, Commerzbank Aktiengesellschaft, The Royal Bank of Scotland, plc and Wachovia Securities, Inc.

                  "Institutional Accredited Investor" or "IAI" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Equity Interests, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Issuer and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Issuer or such Subsidiary, as the case may be. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, the Issuer no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Subsidiary not sold or disposed of.

                  "Investment Grade Status" means, with respect to the Issuer, when the Notes have (1) a rating of both "Baa3" or higher from Moody's and (2) a rating of "BBB-" or higher from S&P, in each case published by the applicable agency with no negative outlook.

                  "Issue Date" means the date of original issuance of the Notes.

                  "Issuer" means the Person named as the Issuer in the preamble to this Indenture until a successor Person or Persons shall have become such in accordance with the applicable provisions of this Indenture, and thereafter means such successor Person or Persons.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. The Issuer or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Maturity Date" means March 1, 2011.

                  "Moody's" means Moody's Investors Service, Inc., and its successors.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Issuer or any of its Subsidiaries from such Asset Sale net of:

                  (1) all fees, discounts, commissions and out-of-pocket expenses paid by the Issuer and its Subsidiaries to third parties (other than Affiliates of the Issuer or any of its Subsidiaries) in connection with such Asset Sale;

                  (2) the amount of all payments required to be made by the Issuer and its Subsidiaries as a result of such Asset Sale to repay Indebtedness secured by such asset or otherwise subject to mandatory prepayment as a result of such Asset Sale; and

                  (3) the amount of all taxes paid (or reasonably estimated to be payable) by the Issuer and its Subsidiaries, and the amount of any reserves established by the Issuer and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, to the extent such taxes and reserves are directly attributable to such Asset Sale (as determined reasonably and in good faith by the chief financial officer of the Issuer).

                  "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

                  "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Notes" means, collectively, the Issuer's 6-1/2% Senior Notes due 2011 issued in accordance with Section 2.2 (whether issued on the Issue Date, issued as Additional Notes, issued as Exchange Notes, or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Assistant Treasurer or Assistant Secretary of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers of such Person, one of whom must be the Chairman of its Board, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any principal accounting officer of such Person, that meets the requirements of Sections 12.4 and 12.5 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Sections 12.4 and 12.5 hereof. The counsel may be an employee of or in-house counsel to an Issuer or any Subsidiary of the Issuer.

                  "Pari Passu Indebtedness" means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Subsidiary Guarantee of such Guarantor, as applicable.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (1) Indebtedness under the Notes issued on the Issue Date in an aggregate principal amount not to exceed $300 million, pursuant to the Indenture and the Subsidiary Guarantees;

                  (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $1 billion reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

                  (3) other Indebtedness of the Issuer and its Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

                  (4) Interest Swap Obligations of the Issuer or any Subsidiary of the Issuer covering Indebtedness of the Issuer or any of its Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Issuer and its Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (5) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Issuer and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (6) Indebtedness of a Subsidiary of the Issuer to the Issuer or to a Subsidiary of the Issuer for so long as such Indebtedness is held by the Issuer or a Subsidiary of the Issuer or the holder of a Lien permitted under the Indenture, in each case subject to no Lien held by a Person other than the Issuer or a Subsidiary of the Issuer or the holder of a Lien permitted under the Indenture; provided, however, that if as of any date any Person other than the Issuer or a Subsidiary of the Issuer or the holder of a Lien permitted under the Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

                  (7) Indebtedness of the Issuer to a Wholly Owned Subsidiary of the Issuer for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Issuer or the holder of a Lien permitted under the Indenture, in each case subject to no Lien other than a Lien permitted under the Indenture; provided, however, that (a) any Indebtedness of the Issuer to any Wholly Owned Subsidiary of the Issuer is unsecured and subordinated, pursuant to a written agreement, to the Issuer's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Subsidiary of the Issuer or the holder of a Lien permitted under the Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the Issuer;

                  (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

                  (9) Indebtedness of the Issuer or any of its Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment ob-ligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

                  (10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Issuer and its Subsidiaries incurred in the ordinary course of business not to exceed $10 million at any one time outstanding;

                  (11)     Refinancing Indebtedness;

                  (12) Indebtedness represented by guarantees by the Issuer or its Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture;

                  (13) Indebtedness of the Issuer or any Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets; and

                  (14) additional Indebtedness of the Issuer and its Subsidiaries in an aggregate principal amount not to exceed $50 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

                  For purposes of determining compliance with Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Consolidated Leverage Ratio provisions of such covenant, the Issuer shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant; provided, however, that all Indebtedness outstanding under the Credit Agreement up to the maximum amount permitted under clause (2) above shall be classified as having been incurred pursuant to clause (2). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity Interests in the form of additional shares of the same class of Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity Interests for purposes of Section 4.9.

                  "Permitted Investments" means

                  (1)      Investments in existence as of the Issue Date;

                  (2) Investments by the Issuer or any Subsidiary of the Issuer in any Person that is or will become immediately after such Investment a Subsidiary of the Issuer or that will merge or consolidate into the Issuer or a Subsidiary of the Issuer;

                  (3) Investments in the Issuer by any Subsidiary of the Issuer; provided, however, that any Indebtedness evidencing such Investment and held by a Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Issuer's obligations under the Notes and this Indenture;

                  (4)      investments in cash and Cash Equivalents;

                  (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Issuer's or its Subsidiaries' businesses and otherwise in compliance with the Indenture;

                  (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

                  (7) Investments made by the Issuer or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

                  (8) Investments represented by guarantees that are otherwise permitted under this Indenture;

                  (9) Investments the payment for which is Qualified Equity Interests of the Issuer;

                  (10) acquisitions of Equity Interests or assets for consideration with a value not greater than $50 million during any fiscal year; provided, however, that after June 30, 2004, any acquisition of Equity Interests or assets may be completed without regard to such limitation so long as (i) no Default shall have occurred and be continuing at the time of such acquisition, (ii) the Issuer shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9 and (iii) the Issuer shall have Investment Grade Status; and

                  (11) additional Investments not to exceed $25 million at any one time outstanding.

                  "Permitted Liens" means the following types of Liens:

                  (1) Liens imposed by law for taxes, fees, assessments or other governmental charges or levies that are not yet due and payable or are being contested in good faith by appropriate proceedings as to which the Issuer or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (2) carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendors' or lessors' Liens (and deposits to obtain the release of such Liens), set-off rights and other like Liens imposed by law (or contract, to the extent that such contractual Liens are similar in nature and scope to Liens imposed by law), in each case arising in the ordinary course of business and securing obligations that either
         (a) are not overdue by more than 60 days or (ii) are being contested in good faith by appropriate proceedings as to which the Issuer or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (3) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, disability or unemployment insurance, old-age pensions, retiree health benefits and other similar plans or programs and other social security laws or regulations;

                  (4) deposits (including deposits made to satisfy statutory or other legal obligations in connection with sweepstakes or similar contests) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (5) (a) easements, covenants, conditions, restrictions, zoning restrictions, building codes, land use laws, leases, subleases, licenses, rights of way, minor irregularities in, or lack of, title and similar encumbrances affecting real property, (b) with respect to any lessee's or licen-see's interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof, with or without the lessee's or licensee's consent and (c) leases, licenses, rights and obligations in connection with patents, copyrights, trademarks, trade names and other intellectual property, in each case that do not secure the payment of borrowed money (other than, with respect to any lessee's or licensee's interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof) to the extent, in the case of each of clauses (a), (b) and (c), that the Liens referred to therein do not, in the aggregate, materially detract from the value of the affected property as used by the Issuer or of its Subsidiaries in the ordinary course of business or materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

                  (6) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;

                  (7) any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

                  (8) Liens securing Purchase Money Indebtedness incurred or in the ordinary course of business; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Issuer or any Subsidiary of the Issuer other than the property and equipment so acquired and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition;

                  (9) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                  (10)     Liens securing Indebtedness under Currency
         Agreements;

                  (11) Liens securing Acquired Indebtedness incurred in accordance with Section 4.9; provided, however, that:

                           (a)      such Liens secured such Acquired
                  Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Issuer or a Subsidiary of the Issuer and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Issuer or a Subsidiary of the Issuer; and

                           (b) such Liens do not extend to or cover any property or assets of the Issuer or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Issuer or a Subsidiary of the Issuer and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Subsidiary of the Issuer;

                  (12) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (15) banker's Liens, rights of set off and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business; and

                  (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Preferred Stock" of any Person means any Equity Interest in the form of capital stock of such Person that has preferential rights to any other capital stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Private Placement Legend" means the legends initially set forth on the Notes in the form set forth in Exhibit B.

                  "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of the Issuer pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

                  "Purchase Date" means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

                  "Purchase Money Indebtedness" means Indebtedness of the Issuer and its Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

                  "Purchase Price" means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and additional interest, if any, thereon to the Purchase Date, unless otherwise specifically provided herein.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Equity Interest" means any Equity Interest that is not a Disqualified Equity Interest.

                  "Record Date" means the applicable Record Date specified in the Notes; provided, however, that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.

                  "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest and additional interest (if any), thereon to the Redemption Date, unless otherwise specifically provided herein.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Issuer or any Subsidiary of the Issuer of Indebtedness incurred in accordance with
Section 4.9 (and not classified as being pursuant to clause (2), (4), (5), (6), (7), (8), (9), (10), (12), (13) or (14) of the definition of Permitted
Indebtedness), in each case that does not:

                  (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Issuer in connection with such Refinancing); or

                  (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Issuer (and is not otherwise guaranteed by a Subsidiary of the Issuer), then such Refinancing Indebtedness shall be Indebtedness solely of the Issuer and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes , then such Refinancing Indebtedness shall be subordinate to the Notes, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 3, 2004 among the Issuer and the Initial Purchasers, as amended, supplemented or modified from time to time, and any similar agreement entered into in connection with the issuance of any Additional Notes.

                  "Regulation S" means Regulation S as promulgated under the Securities Act.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, who shall have direct responsibility for the administration of this Indenture, or any officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Restricted Security" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

                  "Reversion Date" means the date that the Notes cease to have Investment Grade Status.

                  "Rule 144" means Rule 144 under the Securities Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "S&P" means Standard & Poor's Rating Service, a division of the McGraw Hill Companies, Inc. and its successors.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuer or a Subsidiary of any property, whether owned by the Issuer or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Issuer or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "Significant Subsidiary," with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

                  "Subordinated Indebtedness" means Indebtedness of the Issuer or any Guarantor that is subordinated or junior in right of payment to the Notes or the Subsidiary Guarantee of such Guarantor, as the case may be.

                  "Subsidiary" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of such Person in the such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned by such Person or one or more subsidiaries of such Person or by the parent and one or more subsidiaries of such Person.

                  "Subsidiary Guarantee" means the guarantee by each Guarantor of the Issuer's obligations under the Indenture and on the Notes, executed pursuant to the provisions of the Indenture.

                  "Suspension Period" means any period (1) beginning on the date that: (a) the Notes have Investment Grade Status; (b) no Default or Event of Default has occurred and is continuing; and (c) the Issuer has delivered an Officers' Certificate to the applicable Trustee certifying that the conditions set forth in clauses (a) and (b) above are satisfied; and (2) ending on the Reversion Date.

                  "Transaction Date" means the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

                  "U.S. Government Securities" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depository receipt.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Section 1.2.      Other Definitions.

Term                                                        Defined in Section
---------------------------------------------------         ------------------
"144A Global Note".................................                 2.1
"Acceleration Notice"..............................                 6.2
"Additional Notes".................................                 2.2
"Affiliate Transaction"............................                4.11
"Authentication Order".............................                 2.2
"Change of Control Offer"..........................                4.14
"Change of Control Payment Date"...................                 3.9
"Covenant Defeasance"..............................                 8.3
"Event of Default".................................                 6.1
"Four Quarter Period"..............................                 1.1
"Global Notes".....................................                 2.1
"IAI Global Note"..................................                 2.1
"incur"............................................                 4.9
"Initial Global Notes".............................                 2.1
"Initial Notes"....................................                 2.2
"Legal Defeasance".................................                 8.2
"Net Proceeds Offer"...............................                4.10
"Net Proceeds Offer Amount"........................                4.10

Term                                                        Defined in Section
---------------------------------------------------         ------------------
"Net Proceeds Offer Payment Date"..................                4.10
"Net Proceeds Offer Trigger Date"..................                4.10
"Participants".....................................                2.15
"Paying Agent".....................................                 2.3
"Physical Notes"...................................                 2.1
"Reference Date"...................................                 4.7
"Registrar"........................................                 2.3
"Regulation S Global Note".........................                 2.1
"Replacement Assets"...............................                4.10
"Restricted Payment"...............................                 4.7
"Reversion Date"...................................                 1.1
"Special Redemption"...............................                 3.8
"Surviving Entity".................................                 5.1
"Transaction Date".................................                 1.1

Section 1.3.      Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture trustee" means the Trustee;

                  "obligor" on the Notes means the Issuer and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.      Rules of Construction.

                  Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)      "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions; and

                  (f) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

Section 1.5.      Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

                  (c) The ownership of Notes shall be proved by the register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                                   ARTICLE II

                                    THE NOTES

Section 2.1.      Form and Dating.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication.

                  The terms and provisions contained in the Notes and any Subsidiary Guarantees entered into pursuant to Section 4.15 shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the "144A Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

                  Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single permanent global
Note in registered form, substantially in the form of Exhibit A (the "Regulation S Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

                  The initial offer and resale of the Notes shall not be to an Institutional Accredited Investor. The Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.16(a) shall be issued initially in the form of a single permanent Global Note in registered form, substantially in the form set forth in Exhibit A (the "IAI Global Note," and, together with the 144A Global Note and the Regulation S Global Note, the "Initial Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

                  Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the "Global Notes").

                  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any (the "Physical Notes").

Section 2.2. Execution, Authentication and Denomination; Additional Notes; Exchange Notes.

                  One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Issuer by manual or facsimile signature.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                  A Note shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in an amount not to exceed $300,000,000 (the "Initial Notes"), (ii) additional Notes (the "Additional Notes") (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.9) and (iii) Exchange Notes (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes in each case upon a written order of the Issuer in the form of a certificate of an Officer of the Issuer (an "Authentication Order"). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) or (iii) of the first sentence of this paragraph, such Authentication Order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee.

                  All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes shall bear any legend required by applicable law.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

                  The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

Section 2.3.      Registrar and Paying Agent.

                  The Issuer shall maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer may act as Registrar or Paying Agent, except that for the purposes of Articles III, VIII and XI and Sections 4.10 and 4.14, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their registration of transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed and the Trustee hereby agrees to so initially act.

                  The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Section 2.4.      Paying Agent To Hold Assets in Trust.

                  The Issuer shall require each Paying Agent other than the Trustee or the Issuer or any Subsidiary to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trus-tee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.5.      Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days prior to each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

Section 2.6.      Transfer and Exchange.

                  Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                  Without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related interest payment date.

                  Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

Section 2.7.      Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.7, including reasonable fees and expenses of counsel and of the Trustee.

                  Every replacement Note is an additional obligation of the Issuer and every replacement Subsidiary Guarantee shall constitute an additional obligation of the Guarantor thereof.

                  The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

Section 2.8.      Outstanding Notes.

                  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Issuer or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.9).

                  If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.7.

                  If the principal amount of any Note is considered paid under
Section 4.1, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.9.      Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

Section 2.10.     Temporary Notes.

                  Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

Section 2.11.     Cancellation.

                  The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures. Certification of the destruction of all cancelled Notes shall be delivered to the Issuer upon written request by the Issuer. Subject to
Section 2.7, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12.     Defaulted Interest.

                  If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.13.     CUSIP and ISIN Numbers.

                  The Issuer in issuing the Notes may use "CUSIP" or "ISIN" numbers, and if so, the Trustee shall use the "CUSIP" or "ISIN" numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the "CUSIP" or "ISIN" numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee in writing of any change in the "CUSIP" or "ISIN" numbers.

Section 2.14.     Deposit of Moneys.

                  Subject to Section 2 of the Notes, prior to 10:00 a.m. New York City time on each interest payment date, Maturity Date, Redemption Date, Change of Control Payment Date and Purchase Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date, Change of Control Payment Date and Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date, Change of Control Payment Date and Purchase Date, as the case may be.

Section 2.15.     Book-Entry Provisions for Global Notes.

                  (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B, as applicable.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

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

                  (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Issuer at any time that it is unwilling or unable to act as Depository for any Global Note and a successor Depository is not appointed by the Issuer within 90 days of such notice, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed by the Issuer within 90 days of such cessation, (iii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in the form of Physical Notes under this Indenture, or (iv) a Default or Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to Section 2.15(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

                  (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to Section 2.15(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuer shall execute and (ii) the Trustee shall upon written instructions from the Issuer authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16.     Special Transfer and Exchange Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB:

                  (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) the proposed transferee has delivered to the Registrar

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

         a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications as may be reasonably requested by the Trustee and the Issuer;

                  (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause
         (y) of paragraph (i) above (and any legal opinion or other certifications), the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

                  (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and
         (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Notes to be transferred.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

                  (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

                  (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

                  (c) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

                  (i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Issuer may reasonably request; and

                  (ii) (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the IAI Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note or the IAI Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the IAI Global Note, as the case may be, to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Rule 144A Global Note, the IAI Global Note or the Physical Notes, as the case may be, to be transferred.

                  (d) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Global Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Global Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that
(x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer.

                  (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such

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

Note has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.

                  (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

                  (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section
2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                                   ARTICLE III

                            REDEMPTION AND REPURCHASE

Section 3.1.      Notices to Trustee.

                  If the Issuer elects to redeem Notes pursuant to the provisions of Section 3.7 or 3.8, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

                  If the Issuer is required to offer to repurchase Notes pursuant to the provisions of Section 4.10 or 4.14 hereof, it shall notify the Trustee in writing, at least 30 days but not more than 45 days

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

before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Issuer is required to make or have made a Net Proceeds Offer or a Change of Control Offer, as the case may be, and (b) the conditions set forth in Section 4.10 or 4.14 hereof, as the case may be, have been satisfied.

                  If the Registrar is not the Trustee, the Issuer shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.      Selection of Notes.

                  Except as set forth below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed either (a) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or (b) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

                  If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.10, the Trustee shall select the Notes or portions thereof to be repurchased in compliance with Section 4.10. In the event of partial repurchase by lot, the particular Notes or portions thereof to be repurchased shall be selected at the close of business of the last Business Day prior to the Purchase Date. If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 3.8, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable, subject to the procedures of the Depositary.

                  The Trustee shall promptly notify the Issuer in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased. Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. No Notes of a principal amount of $1,000 or less shall be redeemed in part.

Section 3.3.      Notice of Optional or Special Redemption.

                  In the event Notes are to be redeemed pursuant to Section 3.7 or 3.8 hereof, at least 30 days but not more than 60 days before the Redemption Date, the Issuer shall mail a notice of redemption to each Holder by first-class mail at its registered address, whose Notes are to be redeemed in whole or in part, with a copy to the Trustee.

                  The notice shall identify the Notes or portions thereof to be redeemed (including the CUSIP number, if any) and shall state:

                  (a)      the Redemption Date;

                  (b)      the Redemption Price;

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

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;

                  (d)      the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, additional interest, if any, and, unless the Redemption Date is after a Record Date and or before the succeeding interest payment date, accrued interest thereon to the Redemption Date;

                  (f) that, unless the Issuer defaults in making the redemption payment, interest and any additional interest on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, any additional interest and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

                  (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

                  (h) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

                  (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

                  At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense.

Section 3.4.      Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus additional interest, if any, and accrued interest to the Redemption Date; provided, however, that installments of interest which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest. On or after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuer have deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Section 3.5.      Deposit of Redemption Price or Purchase Price.

                  On or before 10:00 a.m. New York City Time on each Redemption Date or Purchase Date, the Issuer shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date, including without

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

limitation any accrued and unpaid interest and additional interest, if any, to the Redemption Date or Purchase Date. Upon written request by the Issuer, the Trustee or the Paying Agent shall promptly return to the Issuer any money not required for that purpose.

                  Unless the Issuer defaults in making such payment, interest and any additional interest on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6.      Notes Redeemed or Repurchased in Part.

                  Upon surrender of a Note that is redeemed or repurchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or repurchased.

Section 3.7.      Optional Redemption.

                  Except as described below, the Notes are not redeemable before March 1, 2008. Thereafter, the Issuer may redeem the Notes at its option, in whole or in part (an "Optional Redemption"), upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth in the Notes.

                  In addition, the Issuer must pay accrued and unpaid interest and additional interest, if any, on the Notes redeemed to the date of redemption. Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8.      Special Redemption.

                  At any time, or from time to time, on or prior to March 1, 2007, the Issuer may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the original principal amount of the Notes (a "Special Redemption") at a redemption price of 106.5% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, thereon, if any, to the date of redemption; provided, however, that:

                  (1) at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

                  (2) the Issuer makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.9.      Repurchase upon Change of Control Offer.

                  In the event that, pursuant to Section 4.14 hereof, the Issuer shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

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

                  The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in the next paragraph until a date determined by the Issuer which must be no earlier than 30 days, nor later than 45 days, from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). On the Purchase Date, which shall be no later than the latest permissible Change of Control Payment Date, the Issuer shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  Within 30 days following the date upon which any Change of Control occurs, the Issuer must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. Such notice shall state:

                  (a) the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this
         Section 3.9 and Section 4.14 hereof and that, to the extent lawful, all Notes tendered will be accepted for payment;

                  (b) the Purchase Price, the Change of Control Payment Date and the Purchase Date;

                  (c) that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and additional interest, if any;

                  (d) that, unless the Issuer defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and additional interest, if any, after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Notes completed, or transfer by book entry transfer to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (f) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

                  (g) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  On or before the Purchase Date, the Issuer shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and additional interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer in the form of an Officers' Certificate shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided, however, that each such new Note shall be in a principal amount of $l,000 or and integral multiple thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and additional interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

                  Neither the Board of Directors of the Issuer nor the Trustee may waive this Section 3.9 relating to a Holder's right to redemption upon a Change of Control.

Section 3.10. Repurchase upon Application of Excess Proceeds.

                  In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence a Net Proceeds Offer, it shall follow the procedures specified below.

                  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The Net Proceeds Offer shall be made to all Holders. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

                  (a) that the Net Proceeds Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof;

                  (b) the Net Proceeds Offer Amount, the Purchase Price and the Purchase Date;

                  (c) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and additional interest, if any;

                  (d) that, unless the Issuer defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Net Proceeds Offer shall cease to accrue interest and additional interest, if any, after the Purchase Date;

                  (e) that Holders electing to have any Notes repurchased pursuant to any Net Proceeds Offer shall be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

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

                  (f) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part;

                  (g) that, to the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate amounts of Notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered); and

                  (h) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  On or before the Purchase Date, the Issuer shall to the extent lawful, (i) accept for payment, on a pro rata basis in accordance with this Indenture to the extent necessary, the Net Proceeds Offer Amount of (A) Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer and (B) properly tendered Pari Passu Indebtedness, or if less than the Net Proceeds Offer Amount has been tendered, all Notes and Pari Passu Indebtedness properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest and additional interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer in the form of an Officers' Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuer shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Purchase Date.

                  If the Purchase Date is on or after a Record Date and on or before the related interest payment date, any accrued and unpaid interest and additional interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Net Proceeds Offer.

                                   ARTICLE IV

                                    COVENANTS

Section 4.1. Payment of Principal and Interest.

                  The Issuer shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest on the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than an Issuer, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the aggregate amount then due. The Issuer shall pay all additional interest, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

                  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; the Issuer shall also pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and additional interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2. Maintenance of Office or Agency.

                  The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee in the City of New York.

                  The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Issuer hereby designates the office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof. The Trustee may resign such agency at any time by giving written notice to the Issuer no later than 30 days prior to the effective date of such resignation.

Section 4.3. Reports.

                  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding the Issuer will electronically file with the Commission, or if not permitted to do so, will furnish the
Holders:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer's certified independent accounts; and

                  (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

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

                  In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Issuer will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

Section 4.4. Compliance Certificate.

                  The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate from its principal executive officer, principal financial officer or principal accounting officer further stating that a review of the activities of the Issuer during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which, payments on account of the principal of or interest or additional interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event.

                  The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon the Chief Financial Officer or the Treasurer of the Issuer obtaining knowledge of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default; provided, however, that the Issuer shall provide such Officers' Certificate at least annually whether or not any such officer knows of any Default or Event of Default.

Section 4.5. Taxes.

                  The Issuer shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.6. Stay, Extension and Usury Laws.

                  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

Section 4.7. Limitation on Restricted Payments.

                  The Issuer will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Equity Interests of the Issuer) on or in respect of the Issuer's Equity Interests to holders of such Equity Interests;

                  (2) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Issuer; or

                  (3) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1),
         (2) and (3) being referred to as a "Restricted Payment");

if at the time of such Restricted Payment or immediately after giving effect thereto,

                  (i) a Default or an Event of Default shall have occurred and be continuing; or

                  (ii) the Issuer is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9; or

                  (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Issuer) shall exceed the sum of:

                           (w) the sum of (1) 100% of the cumulative Consolidated EBITDA (or if cumulative Consolidated EBITDA shall be a loss, minus 100% of such loss) of the Issuer earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period) less (2) 140% of the Consolidated Interest Expense of the Issuer for such period; plus

                           (x) 100% of the aggregate net cash proceeds received by the Issuer from any Person (other than a Subsidiary of the Issuer) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Equity Interests of the Issuer or warrants, options or other rights to acquire Qualified Equity Interests of the Issuer (but excluding any debt security that is convertible into, or exchangeable for, Qualified Equity Interests); plus

                           (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Issuer from a holder of the Issuer's Equity Interests subsequent to the Issue Date and on or prior to the Reference Date (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under paragraph 6 of the Notes); plus

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

                           (z)      without duplication, the sum of:

                                    (1)      the aggregate amount returned in
                           cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments; and

                                    (2)      the net cash proceeds received by
                           the Issuer or any of its Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Issuer).

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                  (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Equity Interests of the Issuer, either (i) solely in exchange for Qualified Equity Interests of the Issuer or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of Qualified Equity Interests of the Issuer;

                  (3) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Issuer of Common Stock of the Issuer from officers, directors and employees of the Issuer or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of the Issuer in an aggregate amount not to exceed $2 million in any calendar year; and

                  (4) so long as no Default or Event of Default shall have occurred and be continuing, dividends or repurchases of Equity Interests of the Company in an amount not to exceed $50 million in any twelve month period.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the second preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii) and (4) shall be included in such calculation.

Section 4.8. Limitation on Dividends and Other Payment Restrictions Affecting
             Restricted Subsidiaries.

                  The Issuer will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Issuer to:

                  (1) pay dividends or make any other distributions on or in respect of its Equity Interests;

                  (2) make loans or advances to the Issuer or any other Subsidiary or to pay any Indebtedness or other obligation owed to the Issuer or any other Subsidiary of the Issuer; or

                  (3) transfer any of its property or assets to the Issuer or any other Subsidiary of the Issuer, except in each case for such encumbrances or restrictions existing under or by reason of:

                  (a)      applicable law;

                  (b)      this Indenture;

                  (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Issuer;

                  (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (e) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

                  (f)      the Credit Agreement;

                  (g) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

                  (h) restrictions imposed by any agreement to sell assets or Equity Interests permitted under the Indenture to any Person pending the closing of such sale;

                  (i) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; and

                  (j) an agreement governing Indebtedness; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not more restrictive than those provided in Section 4.7 in any material respect as determined by the Board of Directors of the Issuer in its reasonable and good faith judgment.

Section 4.9. Limitation on Incurrence of Additional Indebtedness.

                  (a) The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Issuer or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Disqualified Equity Interests if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Leverage Ratio of the Issuer is not greater than 4.75 to 1; provided further, however, that in no event shall Indebtedness of Subsidiaries that are not Guarantors incurred pursuant to the preceding proviso (or Refinancing Indebtedness thereof) exceed $50 million in the aggregate at any time outstanding.

                  (b) The Issuer will not directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Issuer, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer. For purposes of the foregoing, no Indebtedness will be deemed to be subordi-nated in right of payment to any other Indebtedness of the Issuer solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.10. Limitation on Asset Sales.

                  The Issuer will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Issuer or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Issuer's Board of Directors);

                  (2) at least 75% of the consideration received by the Issuer or the Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Replacement Assets (as defined) and is received at the time of such disposition; provided, however, that the amount of any liabilities (as shown on the Issuer's or such Subsidiary's most recent balance sheet) of the Issuer or any such Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this clause (2) (but not for purposes of clause (3)); and

                  (3) upon the consummation of an Asset Sale, the Issuer shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

                           (a) to permanently reduce Indebtedness under (i) the Term Loan portion of the Credit Agreement, (ii) at any time that the Term Loan is not outstanding, to reduce Indebtedness under any revolving credit facility and thereby effect a permanent reduction by such amount in the availability under such revolving credit facility or (iii) Indebtedness of such Subsidiary that is not a Guarantor;

                           (b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Equity Interests) that will be used in the business of the Issuer and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); and/or

                           (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

                  Pending the final application of such Net Cash Proceeds, the Issuer may temporarily reduce borrowings under the Credit Agreement or any other revolving credit facility. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Issuer or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Issuer or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis, that amount of Notes (and Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest and additional interest, if any thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Issuer or any Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.10. The Net Proceeds Offer shall be made in compliance with the applicable procedures set forth in Article III and shall include all instructions and materials necessary to enable Holders to tender their Notes.

                  The Issuer may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied as required pursuant to this paragraph). If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Issuer may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Issuer and its Subsidiaries as an entirety to a Person in a transaction permitted under Article V, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Issuer and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Issuer or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.10.

                  The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of this Indenture by virtue thereof.

Section 4.11. Limitations on Transactions with Affiliates.

                  The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted by the second paragraph below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate the Issuer or such Subsidiary.

                  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5 million shall be approved by the Board of Directors of the Issuer or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Di-rectors has determined that such transaction complies with the foregoing provisions. If the Issuer or any Subsidiary of the Issuer enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $20 million, the Issuer or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Issuer or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  The restrictions set forth in this covenant shall not apply to

                  (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Subsidiary of the Issuer as determined in good faith by the Issuer's Board of Directors or senior management;

                  (2) transactions exclusively between or among the Issuer and any of its Subsidiaries or exclusively between or among such Subsidiaries;

                  (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and

                  (4)      Restricted Payments permitted by this Indenture.

Section 4.12. Limitation on Liens.

                  The Issuer will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Issuer or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

                  (1) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

                  (2) in all other cases, the Notes are equally and ratably secured, except for:

                           (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

                           (b) Liens securing borrowings under the Credit Agreement incurred pursuant to clause (2) of the definition of "Permitted Indebtedness";

                           (c) Liens securing the Notes or the Subsidiary Guarantees, if any;

                           (d) Liens of the Issuer or a Wholly Owned Subsidiary of the Issuer on assets of any Subsidiary of the Issuer;

                           (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Issuer or any of its Subsidiaries not securing the Indebtedness so Refinanced; and

                           (f)      Permitted Liens.

Section 4.13. Continued Existence.

                  Subject to Article V hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or other existence in accordance with the organizational documents (as the same may be amended from time to time) of the Issuer and (ii) the material rights (charter and statutory), licenses and franchises of the Issuer, except to the extent that the applicable Board of Directors determines in good faith that the preservation of such right, license or franchise is no longer necessary or desirable in the conduct of the business of the Issuer.

Section 4.14. Offer To Repurchase upon Change of Control.

                  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or a portion of (equal to $1,000 or an integral multiple thereof) such Holder's Notes, pursuant to the offer described below (a "Change of Control Offer"), at a Purchase Price equal to 101% of the principal amount thereof plus accrued interest and additional interest, if any, to the Purchase Date. The Change of Control Offer shall be made in compliance with the applicable procedures set forth in Article III and shall include all instructions and materials necessary to enable Holders to tender their Notes.

                  The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.14 by virtue hereof.

Section 4.15. Limitations on Issuances of Guarantees of Indebtedness.

                  The Issuer will not permit any of its Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of, or be an obligor under, any other Indebtedness of the Issuer which is Capital Markets Indebtedness unless such Subsidiary simultaneously:

                  (1) executes and delivers to the Trustee a supplemental Indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

                  (2) delivers to the Trustee an opinion of counsel that such supplemental Indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.

                  The Subsidiary Guarantee will be (1) senior in right of payment to such Subsidiary's guarantee of or pledge to secure, or obligation under, such other Indebtedness if such other Indebtedness is subordinated in right of payment to the Notes or (2) pari passu in right of payment with such Subsidiary's guarantee of or pledge to secure, or obligation under, such other Indebtedness if such other Indebtedness is not subordinated in right of payment to the Notes.

Section 4.16. Effectiveness of Covenants.

                  During a Suspension Period, the Issuer and its Subsidiaries will not be subject to the following corresponding provisions of this Indenture:

                  (1)      Section 4.7;

                  (2)      Section 4.8;

                  (3)      Section 4.9;

                  (4)      Section 4.10;

                  (5)      Section 4.11;

                  (6)      clause (2) of the first paragraph of Section 5.1.

                  All other provisions of this Indenture will apply at all times during any Suspension Period so long as any Notes remain outstanding thereunder.

                  On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Issue Date and classified as permitted under clause (3) of the definition of Permitted Indebtedness.

                  For purposes of calculating the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of Section 4.7, calculations under that clause will be made with reference to the Reference Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses
(1) through (4) under the second paragraph under Section 4.7 will reduce the amount available to be made as Restricted Payments under clause (iii) of such
Section 4.7, provided, that the amount available to be made as Restricted Payment on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of cumulative Consolidated Net Income for the purpose of subclause (w) of clause
(iii) of such covenant being a loss, and (y) the items specified in subclause
(w) through (z) of clause (iii) of such covenant that occur during the Suspension Period will increase the amount available to be made as Restricted Payment under clause (iii) of such covenant. Any Restricted Payments made during the Suspension Period that are of the type described in clause (4) under Section
4.7 shall reduce the amounts permitted to be incurred under such clause (4) on each Reversion Date.

                  For purposes of Section 4.10, on each Reversion Date, the unutilized Net Proceeds Offer Amount will be reset to zero.

Section 4.17. Payments for Consent.

                  The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE V

                                   SUCCESSORS

Section 5.1. Merger, Consolidation and or Sale of Assets.

                  The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Issuer to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Issuer's assets (determined on a consolidated basis for the Issuer and the Issuer's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                  (1)      either:

                           (a) the Issuer shall be the surviving or continuing corporation; or

                           (b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer and of the Issuer's Subsidiaries substantially as an entirety (the "Surviving Entity");

                                    (x)      shall be a corporation organized
                           and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                                    (y)      shall expressly assume, by
                           supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Issuer to be performed or observed;

                  (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Issuer or such Surviving Entity, as the case may be,
         (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Issuer immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9;

                  (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
         (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and

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

         any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

                  (4) the Issuer or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

                  Notwithstanding clauses (1), (2) or (3) of the first paragraph of this Section 5.1, the Issuer may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Issuer in another jurisdiction.

Section 5.2. Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer, as the case may be, in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Issuer, as the case may be, under this Indenture with the same effect as if such Surviving Entity had been named as the Issuer, as the case may be, herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal, Purchase Price or Redemption Price of or interest or additional interest, if any, on the Notes except in the case of a sale of all of the Issuer's assets that meets the requirements of Section 5.1 hereof.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.1. Events of Default.

                  Each of the following constitutes an "Event of Default":

                  (1) the failure to pay interest or additional interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

                  (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                  (3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (ex-cept in the case of a default with respect to Article V, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Issuer or any Subsidiary of the Issuer, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Issuer or such Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $20 million or more at any time;

                  (5) one or more judgments in an aggregate amount in excess of $20 million shall have been rendered against the Issuer or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                  (6)      the Issuer or any Significant Subsidiary of the
         Issuer:

                           (a) commences a voluntary case under any Bankruptcy Law,

                           (b) consents to the entry of an order for relief against it in an involuntary case,

                           (c) consents to the appointment of a custodian or receiver of it or for all or substantially, all of its property,

                           (d) makes a general assignment for the benefit of its creditors, or

                           (e) generally is not paying its debts as they become due;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief in an involuntary case against the Issuer or any Significant Subsidiary of the Issuer;

                           (b) appoints a custodian or receiver of the Issuer or any Significant Subsidiary of the Issuer or for all or substantially all of the property of any of the foregoing;

                           (c) orders the liquidation the Issuer or any Significant Subsidiary the Issuer and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (8) any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Subsidiary Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Subsidiary Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

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

Section 6.2. Acceleration.

                  If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.1 with respect to the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

                  If an Event of Default specified in clause (6) or (7) of
Section 6.1 with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

                  (1) if the rescission would not conflict with any judgment or decree;

                  (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

                  (3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (4) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

                  (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7) of Section 6.1, if the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or additional interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4. Waiver of Past Defaults.

                  Subject to Section 6.2, the Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5. Control by Majority.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(c)(iii) and (e) hereof.

Section 6.6. Limitation on Suits.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                           (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                           (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                           (c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of satisfactory indemnity; and

                           (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7. Rights of Holders of Notes To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or additional interest, if any, on the Note, on or after the respective due dates thereon (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8. Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.l (1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and additional interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and additional interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9. Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate) and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

                  If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and additional interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and additional interest, if any, and interest, respectively; and

                  Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

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

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10

Section 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

Section 7.1. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5 hereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2. Rights of Trustee.

                  (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrain from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the written advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys, accountants, experts and such other agents or professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such agent or professional appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficiently evidenced by a written order signed by two Officers of an Issuer.

                  (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 hereof (other than under Section 6.1(1) (subject to the following sentence) or Section 6.1(2)) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 13.2 hereof from the Issuer or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Issuer's obligation to pay additional interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Issuer or any Holder.

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                  (g)      The rights, privileges, protections, immunities and
benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (h) The Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

                  (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (j) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (k) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.3. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Issuer) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5. Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default known to it within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible

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Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6. Reports by Trustee to Holder of the Notes.

                  Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.7. Compensation, Reimbursement and Indemnity.

                  The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

                  The Issuer shall indemnify the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6 hereof), including the costs and expenses of enforcing this Indenture or any Subsidiary Guarantee against the Issuer (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Issuer under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                  To secure the Issuer's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of or additional interest, if any, or interest on, par-

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

ticular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8. Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or

                  (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

                  If a successor Trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Issuer, for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Issuer shall mail a notice of its succession to Holder of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

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Section 7.9. Successor Trustee by Merger, Etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Issuer.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1. Option To Effect Legal Defeasance or Covenant Defeasance.

                  The Issuer may, at its option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2. Legal Defeasance.

                  Upon the Issuer's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to the "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

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                  (b)      the Issuer's obligations with respect to the Notes
         concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

                  (c) the rights, powers, trust, duties and immunities of the Trustee and the Issuer's obligations in connection therewith; and

                  (d)      the Legal Defeasance provisions of this Article VIII.

                  Subject to compliance with this Article VIII, the Issuer may exercise their option under this Section 8.2, notwithstanding the prior exercise of their option under Section 8.3 hereof.

Section 8.3. Covenant Defeasance.

                  Upon the Issuer's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 3.9, 3.10, 4.3, 4.5,
4.7 through 4.12, 4.13 (except with respect to the existence of the Issuer) and
4.14 through 4.17 hereof, both inclusive, and Section 5.1(2) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3) through 6.1(5) hereof and Section 6.1(8) hereof shall not constitute Events of Default.

Section 8.4. Conditions to Legal or Covenant Defeasance.

                  The following are the conditions precedent to the application of either Section 8.2 or 8.3 to the outstanding Notes:

                  (1) The Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                           (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

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                           (b)      since the date of the Indenture, there has
                  been a change in the applicable federal income tax law,

         in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

                  (6) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

                  (7) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (8) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Issuer between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Issuer, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

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Section 8.5. Deposited Money and U.S. Government Securities To Be Held in Trust;
             Other Miscellaneous Provisions.

                  Subject to Section 8.6 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than an Issuer) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and additional interest, if any, interest on, the Notes, that such money need not be segregated from other funds except to the extent required by law.

                  The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6. Repayment to the Issuer.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, Redemption Price or Purchase Price of, or additional interest, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on its written request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Issuer, may cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.7. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment with respect to any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1. Without Consent of Holders of Notes.

                  Subject to Section 9.2, the Issuer and the Trustee, together, may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees without notice to or consent of any Holder:

                  (a)      to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Issuer's or a Guarantor's obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the assets, in accordance with Article V;

                  (d) to release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture (to the extent permitted by this Indenture);

                  (e) to make any change that would not materially adversely affect the rights of any Holder; or

                  (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

provided, however, that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

Section 9.2. With Consent of Holders of Notes.

                  Except as provided below in this Section 9.2, the Issuer and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented, in each case, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes at maturity whose Holders must consent to an amendment;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

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

                  (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

                  (4) make any Notes payable in money other than that stated in the Notes;

                  (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder's Note or Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

                  (6) after the Issuer's obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

                  (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the Holders; or

                  (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  Upon the written request of the Issuer accompanied by a resolution of the Board (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.3. Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4. Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or por-

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

tion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its
Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and therefore binds every Holder.

Section 9.5. Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6. Trustee To Sign Amendment, Etc.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Holders of Notes. The Issuer may not sign an amendment or supplemental indenture until the Board of Directors approves such amendment or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall receive, in addition to the documents required by Sections 12.4 and 12.5 hereof, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture,
(ii) no Event of Default shall occur as a result of the execution of such Officers' Certificate or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

                                    ARTICLE X

                                    GUARANTEE

                  The supplemental indenture contemplated by Section 4.15 will contain the language set forth in this Article X and will be executed by each Subsidiary subject to such Section 4.15.

Section 10.1. Unconditional Guarantee.

                  Each Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as a "Guarantee"), on a senior basis jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Issuers hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.3. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to en-force the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 10.2. Severability.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.3. Limitation of Guarantor's Liability.

                  Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of each other Guarantor under its Guarantee or pursuant to Section 10.5, result in the obligations of each Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 10.4. Release of Guarantor.

                  The Subsidiary Guarantee of a Guarantor will be automatically and unconditionally released:

                  (a) in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if the sale or other disposition does not violate
         Section 4.10;

                  (b) in connection with any sale or other disposition of all of the Equity Interests of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.10;

                  (c) upon the legal defeasance or satisfaction and discharge of the Notes as provided in Sections 8.2 and 8.4 or Article XI, as the case may be; or

                  (d) if such Guarantor is released from the underlying guarantee of Indebtedness giving rise to the execution of a Subsidiary Guarantee.

                  The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuer accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this
Section 10.4.

Section 10.5. Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers' obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 10.6. Waiver of Subrogation.

                  Until all Obligations are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.6 is knowingly made in contemplation of such benefits.

Section 10.7. Execution of Guarantee.

                  To evidence their guarantee to the Holders set forth in this
Article X, the Guarantors hereby agree to execute the Guarantee in substantially the form attached hereto as Exhibit E. Each Guarantor hereby agrees that its Guarantee set forth in this Article X shall remain in full force and effect not-withstanding the failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one of its authorized Officers. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee.

Section 10.8. Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE XI

                           SATISFACTION AND DISCHARGE

Section 11.1. Satisfaction and Discharge.

                  This Indenture will be discharged and will cease to be of further effect (except as set forth below) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (1)      either:

                           (a) all the Notes theretofore authenticated and
                  delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (b) all Notes not theretofore delivered to the
                  Trustee for cancellation (1) have become due and payable or
                  (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (2) the Issuer has paid all other sums payable under the Indenture by the Issuer; and

                  (3) the Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the Issuer's obligations in Sections 2.5, 2.6, 2.7, 2.8, 7.7, 7.8, 12.2, 12.3, 12.4 and 12.5, and the Trustee's and Paying Agent's obligations in
Section 12.2 shall survive until the Notes are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 7.7, 8.6 and 8.7 shall survive.

Section 11.2. Application of Trust.

                  All money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and, at the written direction of the Issuer, be invested prior to maturity in U.S. Government Securities, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.1. Trust Indenture Act Controls.

                  If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.2.  Notices.

                  Any notice or communication by the Issuer or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Issuer:

                                 The Reader's Digest Association, Inc.
                                 Reader's Digest Road
                                 Pleasantville, NY  10570
                                 Attention: Clifford H.R. DuPree
                                 Facsimile: (914) 244-5904

                  If to the Trustee:

                                 JPMorgan Chase Bank
                                 4 New York Plaza
                                 New York, New York 10018
                                 Attention: Institutional Trust Services
                                 Fax: (212) 623-6167

                  The Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.3. Communication by Holders of Notes with Other Holders of Notes.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.4. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, except upon the initial issuance of Notes hereunder, the Issuer shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.5. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.6. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7. No Personal Liability of Directors, Managers, Officers, Employees,
              Members and Stockholders.

                  No director, officer, employee or member of the Issuer or any Subsidiary of any of them, as such, will have any liability for any obligations under the Notes, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of each Note. That waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Section 12.8. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUER AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.

Section 12.9. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other Indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

                  All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14. Qualification of Indenture.

                  The Issuer shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Issuer, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                       THE READER'S DIGEST ASSOCIATION, INC.

                                       By: /s/ Michael S. Geltzeiler
                                           -------------------------------------
                                           Name:  Michael S. Geltzeiler
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                       JPMORGAN CHASE BANK,
                                         as Trustee

                                       By: /s/ James D. Heaney
                                           -------------------------------------
                                           Name:  James D. Heaney
                                           Title: Vice President

                                                                       EXHIBIT A

                                  FORM OF NOTE

                                 (Face of Note)

                      THE READER'S DIGEST ASSOCIATION, INC.

                           6-1/2% SENIOR NOTE DUE 2011

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

                      THE READER'S DIGEST ASSOCIATION, INC.

                           6-1/2% SENIOR NOTE DUE 2011

                                                         CUSIP No. _____________
No. ______________                                       $______________________

Interest Payment Dates:  March 1 and September 1
Record Dates:  February 15 and August 15

                  THE READER'S DIGEST ASSOCIATION, INC., a Delaware corporation (the "Issuer", which term includes any successor entity under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________________ Dollars on March 1, 2011.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

                                          THE READER'S DIGEST ASSOCIATION, INC.

                                          By: __________________________________
                                              Name:
                                              Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Dated:

JPMORGAN CHASE BANK,
  as Trustee

By: __________________________________
    Authorized Officer

                                 (Back of Note)

                          6-1/2% Senior Notes due 2011

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. The Issuer promises to pay interest on the principal amount of this Note at the rate of 6-1/2% per annum from the date of original issuance until maturity and shall pay the additional interest, if any, pursuant to the Registration Rights Agreement referred below. The Issuer will pay interest and additional interest (if any) semi-annually on March 1 and September 1 of each year (each an "Interest Payment Date") or, if any such day is not a Business Day, on the next succeeding Business Day, without additional interest. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, however, that the first Interest Payment Date shall be September 1, 2004. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and additional interest, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) and additional interest, if any, to the Persons who are registered Holders of Notes at the close of business on the February 15 and August 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or additional interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and additional interest, if any, at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest and additional interest (if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and additional interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer may act in any such capacity.

                  4. Indenture. The Issuer is issuing the Notes on the Issue Date under an Indenture dated as of March 3, 2004 (the "Indenture") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Issuer.

                  5. Optional Redemption. Except as described in paragraph 6 below, the Notes are not redeemable before March 1, 2008. The Issuer may redeem the Notes at its option, in whole or in part, at any time on or after March 1, 2008, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the twelve-month period commencing March 1 of the year indicated below:

                 Year                                       Redemption Price
                 ----                                       ----------------
2008................................                            103.250%
2009................................                            101.625%
2010 and thereafter.................                            100.000%

in each case together with accrued and unpaid interest and additional interest, if any, on the Notes redeemed to the Redemption Date.

                  If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate.

                  6. Special Redemption. At any time, or from time to time, on or prior to March 1, 2007, the Issuer may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the original principal amount of the Notes at a redemption price of 106.5% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, thereon, if any, to the date of redemption; provided, however, that:

                  (1) at least 65% of the principal amount of Notes remains outstanding immediately after any such redemption; and

                  (2) the Issuer makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot.

                  7. Mandatory Redemption. The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

                  8. Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  9. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Issuer will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, thereon to the date of repurchase.

                  The Issuer is, subject to certain conditions and exceptions set forth in the Indenture, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest and additional interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to provide for the issuance of additional Notes in accordance with the terms of the Indenture, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  13. Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and additional interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on any Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon its Chief Financial Officer or Treasurer becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  14. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries of the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture.

                  15. Trustee Dealings with the Issuer. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Issuer or its Affiliates as if it were not Trustee.

                  16. No Recourse Against Others. No past, present or future director, manager, officer, employee, incorporator (or Person forming any limited liability company), agent, member or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  19. Discharge Prior to Maturity. If the Issuer deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and additional interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Issuer will be discharged from the Indenture, except for certain Sections thereof.

                  20. Governing Law. The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The Issuer and the Trustee hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Issuer and the Trustee irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuer in any other jurisdiction.

                  21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

                  22. Registration Rights. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuer will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 6 1/2% Senior Note due 2011 of the Issuer which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not contain terms with respect to transfer restrictions and shall not be entitled to additional interest and interest thereon shall accrue from the last date on which interest has been paid on the Notes or, if no such interest has been paid, from the date of issuance of the Notes). The Holders shall be entitled to receive certain additional interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(1)

                  The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                           The Reader's Digest Association, Inc.
                           Reader's Digest Road
                           Pleasantville, NY  10570
                           Attention: Clifford H.R. DuPree

-------------------------------
(1) This paragraph 22 not to appear on Exchange Notes or Additional Notes unless required by the terms of such Additional Notes.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

         Date: _____________________

                                          Your Signature: ______________________
                                                          (Sign exactly as your
                                                          name appears on the
                                                          face of this Note)

               Signature Guarantee: ____________________________________________
                                        (Participant in recognized signature
                                            guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to elect to have all or any portion of this Note purchased by the Issuer pursuant to Section 4.10 ("Net Proceeds Offer") or
Section 4.14 ("Change of Control Offer") of the Indenture, check the applicable boxes

                  [ ] Net Proceeds Offer:       [ ] Change of Control Offer:

                      in whole        [ ]           in whole           [ ]

                      in part         [ ]           in part            [ ]

                      Amount to be                  Amount to be
                      purchased:  $___________      purchased:  $___________

                  Dated: ____________     Signature: ___________________________
                                                     (Sign exactly as your name
                                                      appears on the other side
                                                            of this Note)

                  Signature Guarantee: _________________________________________
                                         (Participant in recognized signature
                                             guarantee medallion program)

                  Social Security Number or
                  Taxpayer Identification Number: ______________________________

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(2)

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

                                                                    Principal Amount of          Signature of
                    Amount of decrease in  Amount of increase in     this Global Note       authorized officer of
                     Principal Amount of    Principal Amount of   following such decrease      Trustee or Note
Date of Exchange      this Global Note        this Global Note         (or increase)              Custodian
----------------    ---------------------  ---------------------  -----------------------   ---------------------

--------------------------------
(2) This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                                 FORM OF LEGENDS

                  Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Issuer and the Holder thereof or if such legend is no longer required by Section 2.16(f) of the Indenture:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  Each Global Note authenticated and delivered hereunder shall also bear the following legend:

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT C

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
             TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS

                                                                 _________, ____

JPMORGAN CHASE BANK
4 New York Plaza
New York, New York  10018
Fax: (212) 623-6167
Attention: Institutional Trust Services

Ladies and Gentlemen:

                  In connection with our proposed purchase of 6 1/2% Senior Notes due 2011 (the "Notes") of THE READER'S DIGEST ASSOCIATION, INC., a Delaware corporation (the "Issuer"), we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Notes, we will do so only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act,
         (c) for so long as the securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
         (7) under the Securities Act that is an institutional accredited investor acquiring the security for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the securities act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Issuer's and the Trustee's right prior to any such offer, sale or transfer pursuant to clauses (d), (e) or (f) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  3. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any plan, individual retirement accounts or other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or provisions under any federal, state, local, or non-U.S. or other laws or regulations that are similar to such provisions of ERISA of the Code or any entity whose underlying assets are considered to include "plan assets" of such plans, accounts or arrangements, except as permitted in the sections entitled "Transfer restrictions" of the Offering Memorandum.

                  4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,

                                                [Name of Transferee]

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                                       EXHIBIT D

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                                    _______, ___

JPMORGAN CHASE BANK
4 New York Plaza
New York, New York  10018
Fax: (212) 623-6167
Attention: Institutional Trust Services

                  Re: The Reader's Digest Association, Inc. (the "Issuer") 6 1/2% Senior Notes due 2011 (the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $[         ] aggregate
principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]

                                       By: _____________________________________
                                                    Authorized Signatory

                                                                       EXHIBIT E

                                    GUARANTEE

                  For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holders of Notes the cash payments in United States dollars of principal of, premium, if any, and interest on such Notes (and including additional interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of such Notes, if lawful, and the payment or performance of all other Obligations of the Issuer under the Indenture (as defined below) or the Notes, to the Holders of Notes and the Trustee, all in accordance with and subject to the terms and limitations of the Notes, Article X of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article X of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 3, 2003, among The Reader's Digest Association, Inc., a Delaware corporation (the "Issuer"), and JPMorgan Chase Bank, as trustee (the "Trustee") (as amended or supplemented, the "Indenture").

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                                     [Name of Guarantor]

                                     By: _______________________________________
                                         Name:
                                         Title:

                                      E-1